Exhibit 10.1


                               RECISION AGREEMENT


      AGREEMENT dated as of September 25, 2006 between SCORES HOLDING COMPANY, INC., a Utah corporation with its principal place of business at 533-535 West 27th Street, New York, New York 10001 (the "Company") and RICHARD GOLDRING.

      WHEREAS, the Company entered into an Employment Agreement, dated March 31, 2003, with Mr. Goldring (the "2003 Agreement");

      WHEREAS, the Company and Mr. Goldring entered into a new Employment Agreement, dated September 12, 2006 (the "2006 Agreement") that was not authorized by the Board of Directors; and

      WHEREAS, in consideration for relinquishing all rights under the 2006 Agreement and rescinding it ab initio, the Company and Mr. Goldring agree to reinstate the 2003 Agreement

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Rescission. The Company and Mr. Goldring rescind the 2006 Agreement and agree that all rights and obligations of the parties under the 2006 Agreement are no longer in effect and they shall treat the 2006 Agreement as if it had never been in effect. Each of the Company and Mr. Goldring waive any claims that it/he may have to any rights that may have arisen under the 2006 Agreement.

2. Reinstatement. In the event that the 2006 Agreement is deemed to have superceded the 2003 Agreement, each of the Company and Mr. Goldring agree to reinstate the 2003 Agreement as if it had been in effect continuously and agree to all the terms of the 2003 Agreement and the rights and obligations created thereby.

3. Governing Law. This Agreement shall be governed by the internal laws of the State of New York. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of New York, New York to which jurisdiction and venue all parties hereby submit themselves.

4. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

5. Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof


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      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                     SCORES HOLDING COMPANY, INC.


                                     By:   /s/ Richard K. Goldring
                                           -------------------------------------
                                     Name: Richard K. Goldring
                                    Title: President and Chief Executive Officer